                                                                   Exhibit 10.19

                            RESOLUTION NO. 0398(E)

     WHEREAS, by Ordinance 12-89 adopted December 12, 1989, the City of Eunice, Louisiana ("Franchising Authority") granted a cable television franchise (the "Franchise") which is held by St. Landry Cable TV, Inc. ("Franchisee") as successor-in-interest to Cable TV of Acediana, Inc.;

     WHEREAS, Franchisee has transferred the assets of its cable television system serving the Franchising Authority (the "System") to Cablevision Industries of Louisiana Partnership ("CILP"), a general partnership of which Franchisee is a general partner;

     WHEREAS, TWI Cable Inc., the ultimate parent entity of Franchisee and CILP, has negotiated an asset purchase agreement with Renaissance Media Holdings, LLC ("Holdings") (the "Agreement"), pursuant to which CILP will transfer to Renaissance Media LLC, an affiliate of Holdings ("Renaissance") substantially all of the assets of the System, including its rights under the Franchise;

     WHEREAS, Franchisee and Renaissance have filed a Form 394 (the "Transfer Application"),

     WHEREAS, the Franchise requires that Franchising Authority grant its consent to an assignment of the Franchise, which consent shall not be unreasonably withheld;

          WHEREAS, Franchisee, CILP and Renaissance have requested that Franchising Authority consent to the assignment and transfer of the Franchise
(i) by Franchisee to CILP, and immediately thereafter, (ii) by CILP to Renaissance;

     WHEREAS, Renaissance has agreed to renegotiate the terms and conditions of the franchise in order that a new franchise agreement will be in effect on or before December 31, 1998;

     WHEREAS, Renaissance has agreed in principle that the franchise agreement to be negotiated shall contain terms and conditions which are substantially the same as the franchise granted by the St. Landry Parish Police Jury to Time Warner and/or St. Landry Cable Television, Inc.;

     WHEREAS, Renaissance has agreed to comply with the terms of the existing franchise and the "Social Contract" entered into between Time Warner Company and the Federal Communications Commission; and

     WHEREAS, Renaissance has agreed to comply not only with the written terms of the existing franchise agreement but to continue to provide all services and benefits presently being provided by the Time Warner Company whether same are included in the existing franchise agreement or not; and

     WHEREAS, Renaissance will need to grant one or more security interests and/or liens in or upon the Franchise and the System from time to time on or after the closing date of the transfer in order to secure the present and future indebtedness of Renaissance.

     NOW, THEREFORE, BE IT RESOLVED BY THE CITY OF EUNICE, LOUISIANA:

     1. Franchising Authority acknowledges that it has received a complete Transfer Application.

     2. Franchising Authority does hereby consent to the transfer of the Franchise and all of grantee's rights, powers and privileges under the Franchise
(i) from Franchisee to CILP, and immediately thereafter, (ii) from CILP to Renaissance under the following terms and conditions.

           1) That Renaissance agrees to renegotiate the existing franchise agreement with the City of Eunice resolving in a new franchise agreement on or before December 31, 1998:

           2) That Renaissance agrees in principle that the new agreement shall contain terms and conditions similar to those in the franchise agreement between Time Warner Company and the St. Landry Parish Police Jury:

           3) That Renaissance agrees to comply with the terms of the "Social Contract" entered into between Time Warner Company and the Federal Communications Commission:

           4) That Renaissance agrees to continue to provide all services or benefits presently being received by the City of Eunice and its citizens whether same are included in the existing franchise agreement or not.

     3. The foregoing consent to the transfer and assignment of the Franchise shall only be effective upon the consummation of the transfer of the assets of the System to Renaissance. Notice of the date of such consummation shall be given to Franchising Authority.

     4. Franchising Authority hereby consents to a transfer of the Franchise or control related thereto to any entity controlling, controlled by or under common control with Renaissance.

     5. Renaissance is authorized to pledge, mortgage, transfer in trust and otherwise hypothecate the property and assets used or held for use in connection with the ownership and operation of the System, including the Franchise.

     6.    Franchising Authority hereby confirms that, to its knowledge:
           (a) The Franchise is currently in full force and effect and expires on December 12, 1999 subject to the obligation to negotiate the franchise agreement on or before December 31, 1998:

           (b) Franchisee is currently the valid holder and authorized grantee of the Franchise:

           (c) Franchisee has paid all sums currently due under the terms of the franchise and:

           (d) The franchising authority is not aware of any event which has occurred which constitutes a default under the franchise or permitting franchising authority to revoke or terminate the franchise but failure to comply with the terms of this resolution shall be grounds to revoke or terminate the franchise.

     Adapted by the City Council of the City of Eunice, Louisiana on this 30th day of March, 1998.



                                                   /s/ [SIGNATURE APPEARS HERE]
                                                   -----------------------------
                                                   Mayor, City of Eunice

Attest:


/s/ [SIGNATURE APPEARS HERE]
-----------------------------
City Clerk

                                       I hereby certify that the above and
                                       foregoing is a true and correct copy of
                                       RESQ398L. adopted by a Special meeting of the Mayor and Board of Aldermen of the City of Eunice, La. on March 30, 1998.

                                       Given under my hand seal of office on
                                       this 1st day of April 1998.

                                       /s/ [SIGNATURE APPEARS HERE]
                                       ----------------------------------
                                           City Clerk
                                           06 Apr 98 09:25A